As filed with the Securities and Exchange Commission on November 12, 2021
Registration No. 333-260511

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
Contango ORE, Inc.
(Exact Name of Registrant as Specified in Its Charter)
________________________
Delaware	1040	27-3431051
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3700 Buffalo Speedway, Suite 925
Houston, Texas 77098
(713) 877-1311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________
Rick Van Nieuwenhuyse
President and Chief Executive Officer
3700 Buffalo Speedway, Suite 925
Houston, Texas 77098
(713) 877-1311
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copies of all communications, including communications sent to agent for service, should be sent to:
Copies to:

Timothy T. Samson Amy R. Curtis Holland & Knight LLP 811 Main Street, Suite 2500 Houston, Texas 77002 (713) 821-7000
________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Contango ORE, Inc. (File No. 333-260511) (the “Registration Statement”) is being filed as an exhibit-only filing to file an updated legal opinion and consent, filed herewith as Exhibit 5.1 (the “Opinion”) and Exhibit 23.3 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Opinion and Consent filed herewith as Exhibit 5.1 and Exhibit 23.3, respectively. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.    Exhibits and Financial Statement Schedules
A list of exhibits filed herewith or incorporated herein by reference is contained in the attached exhibit index.

EXHIBITS
(a) Index to Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.***
3.1
Certificate of Incorporation of Contango ORE, Inc. (Filed as Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form 10, as filed with the Securities and Exchange Commission on November 26, 2010).

3.2
Certificate of Amendment to Certificate of Incorporation of Contango ORE, Inc. (Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on December 17, 2020).

3.3	Bylaws of Contango ORE, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form 10, as filed with the Securities and Exchange Commission on November 26, 2010).
3.4	Amendment No. 1 to the Bylaws of Contango ORE, Inc. (Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on October 21, 2021).
4.1
Form of Certificate of Contango ORE, Inc. Common Stock (Filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the three months ended September 30, 2013, as filed with the Securities and Exchange Commission on November 14, 2013).

4.2
Certificate of Designations of Series A-1 Junior Participating Preferred Stock of Contango ORE, Inc. (Filed as Exhibit 3.2 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 24, 2020).

4.3
Certificate of Designation of Series A Junior Preferred Stock of Contango ORE, Inc. (Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on December 21, 2012).

4.4
Certificate of Elimination of Series A Junior Preferred Stock of Contango ORE, Inc. (Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 24, 2020).

4.5
Registration Rights Agreement dated as of June 17, 2021, by and between Contango ORE, Inc. and the Purchaser named therein (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on June 21, 2021).

4.6
Registration Rights Agreement dated as of August 24, 2021, by and between the Company and CRH Funding II Pte. Ltd. (Filed as Exhibit 4.1 to the Company's current report on Form 8-K, as filed with the Securities and Exchange Commission on August 25, 2021).

4.7
Rights Agreement, dated as of September 23, 2020, between Contango ORE, Inc. and Computershare Trust Company. N.A. as Rights Agent (Filed as Exhibit 4.2 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 24, 2020).

4.8
Amendment No. 1 to Rights Agreement, dated as of September 22, 2021, between Contango ORE, Inc. and Computershare Trust Company. N.A. as Rights Agent (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 22, 2021).

5.1	Opinion of Holland & Knight LLP.*
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.**
23.2	Consent of Moss Adams LLP, Independent Auditor for the Audited Financial Statements of Peak Gold, LLC as of December 31, 2020.**
23.3	Consent of Holland & Knight LLP (included as part of Exhibit 5.1 hereto).*
23.4	Consent of Sims Resources, LLC.**
24.1	Powers of Attorney (included on signature page of this Registration Statement).**

96.1
Technical Report Summary relating to the Peak Gold JV Property prepared for Contango ORE, Inc. and issued effective as of December 31, 2020 by Sims Resources, LLC and John Sims, C.P.G., as the qualified person.**

99.1
Audited Financial Statements of Peak Gold, LLC as of December 31, 2020 (Filed as Exhibit 99.11 to the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission on August 31, 2021).

101	Interactive Data Files**

*	Filed herewith
**	Previously filed
***	To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2021.

Contango ORE, Inc.

By:	/s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 12, 2021.

Signature	Title

/s/ Rick Van Nieuwenhuyse	President, Chief Executive Officer and Director
Rick Van Nieuwenhuyse	(Principal Executive Officer)

/s/ Leah Gaines	Vice President, Chief Financial Officer,
Leah Gaines	Chief Accounting Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)

*	Chairman
Brad Juneau

*	Director
Joseph Compofelice

*	Director
Joseph G. Greenberg

*	Director
Richard Shortz

Rick Van Nieuwenhuyse hereby signs this Amendment No. 1 to the Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on November 12, 2021 pursuant to a power of attorney filed with the Registration Statement on Form S-3 (File No. 333-260511) filed with the SEC on October 26, 2021.
*	By: /s/ Rick Van Nieuwenhuyse
Rick Van Nieuwenhuyse
Attorney-in-Fact